                                                                    EXHIBIT 10.9


                          OFFICER EMPLOYMENT AGREEMENT

          This Officer Employment Agreement ("Agreement") is entered into as of May 10, 1996, by and between Callaway Golf Company, a California corporation (the "Company"), and Charles Yash ("Employee").

          1.  TERM.  The Company hereby employs Employee and Employee hereby
              ----
accepts employment pursuant to the terms and provisions of this Agreement for the term commencing May 15, 1996 and terminating May 14, 2001 unless this Agreement is earlier terminated as hereinafter provided. Unless such employment is earlier terminated, upon the expiration of the term of this Agreement, Employee's status shall be one of at will employment.

          2.  SERVICES.
              --------

          (a) Employee shall serve as President and Chief Executive Officer of Callaway Golf Ball Company (a wholly-owned subsidiary or a division of Callaway Golf Company, to be formed). Employee shall report to Ely Callaway, Chairman and CEO of the Company, who will serve as Chairman of Callaway Golf Ball Company, or his successor. Employee shall also serve on the Board of Directors of Callaway Golf Ball Company, and shall be nominated to serve on the Board of Directors of Callaway Golf Company. Employee's title, position and/or duties may be changed by the Board of Directors and/or the Chief Executive Officer of the Company, subject to the provisions of subsection 8(d).

          (b) Employee shall be required to comply with all policies and procedures of the Company, as such shall be adopted, modified or otherwise established by the Company from time to time.

          3.  SERVICES TO BE EXCLUSIVE.  During the term hereof, Employee agrees
              ------------------------
to devote his or her full productive time and best efforts to the performance of Employee's duties hereunder pursuant to the supervision and direction of the Company's Board of Directors and its Chief Executive Officer. Employee further agrees, as a condition to the performance by the Company of each and all of its obligations hereunder, that so long as Employee is employed by the Company, Employee will not directly or indirectly render services of any nature to, otherwise become employed by, or otherwise participate or engage in any other business without the Company's prior written consent. Employee further agrees to execute such secrecy, non-disclosure, patent, trademark, copyright and other proprietary rights agreements, if any, as the Company may from time to time reasonably require (a copy of the Company's current form for such agreements having been delivered to Employee contemporaneously with this Agreement). Nothing herein contained shall be deemed to preclude Employee from having outside personal investments and involvement with appropriate community activities, and from devoting a reasonable amount of time to such matters, provided that this shall in no manner interfere with or derogate from

Employee's work for the Company.

          4.  COMPENSATION.  The Company agrees to pay Employee:
              ------------

          (a) a base salary at the rate of $500,000.00 per year through April 30, 1999, and at the rate of $600,000.00 per year thereafter;

          (b) an opportunity to earn an annual nondiscretionary bonus based upon participation in the Company's Executive Nondiscretionary Bonus Plan as it may exist from time to time; and

          (c) an opportunity to earn an annual discretionary bonus based upon participation in the Company's Executive Discretionary Bonus Plan as it may exist from time to time, such discretionary bonus for 1996 not to be less than 50% of Employee's base salary paid in 1996, and otherwise as to later years in amounts established solely in the discretion of the Company.

          5.  EXPENSES AND BENEFITS.
              ---------------------

          (a) Reasonable and Necessary Expenses.  In addition to the
              ---------------------------------
compensation provided for in Section 4 hereof, the Company shall reimburse Employee for all reasonable, customary, and necessary expenses incurred in the performance of Employee's duties hereunder. Employee shall first account for such expenses by submitting a signed statement itemizing such expenses prepared in accordance with the policy set by the Company for reimbursement of such expenses. The amount, nature, and extent of such expenses shall always be subject to the control, supervision, and direction of the Company and its Chief Executive Officer.

          (b) Vacation.  Employee shall receive four (4) weeks paid vacation for
              --------
each twelve (12) month period of employment with the Company. The vacation may be taken any time during the year subject to prior approval by the Company, such approval not to be unreasonably withheld. Any unused time will accrue from year to year. The maximum vacation time Employee may accrue shall be three times Employee's annual vacation benefit. The Company reserves the right to pay Employee for unused, accrued vacation benefits in lieu of providing time off.

          (c) Benefits.  During Employee's employment with the Company pursuant
              --------
to this Agreement, the Company shall provide for Employee to:

              (i) participate in the Company's health insurance and disability insurance plans as the same may be modified from time to time;

              (ii) receive, if Employee is insurable under usual underwriting standards, term life insurance coverage on Employee's life, payable to whomever the Employee directs, in the face amount of $2,000,000.00, provided that Employee's physical condition does not prevent Employee from qualifying for such insurance coverage;

              (iii) participate in the Company's 401(k) pension plan pursuant to the terms of the plan, as the same may be modified from time to time;

              (iv) participate in the Company's Executive Deferred Compensation Plan, as the same may be modified from time to time; and

              (v) participate in the Company's program for providing estate and financial planning services to officers, as the same may be modified from time to time.

          (d) Club Membership.  The Company shall pay the reasonable cost of
              ----------------
initiation associated with Employee gaining privileges at a mutually agreed upon country club. Employee shall be responsible for all other expenses and costs associated with such club use, including monthly member dues and charges. The club membership itself shall belong to and be the property of the Company, not Employee.

          (e) Signing Bonus.  Company shall pay Employee a one-time signing
              --------------
bonus of $600,000.00, of which $200,000.00 is to be paid to Employee on the date Employee actually commences employment or the execution date of this Agreement, whichever is later. The remaining $400,000.00 shall be deferred, without exception or change, pursuant to the Company's Executive Deferred Compensation Plan and in accordance with Employee's Enrollment Form in such Plan completed contemporaneously with the execution of this Agreement.

          (f) Stock Options.  Pursuant to a separate stock option agreement, the
              --------------
Company shall provide to Employee options to purchase up to 600,000 shares of the Common Stock of the Company in accord with the following pricing and vesting schedule ("Start Date" means the date on which Employee actually commences employment with the Company or the date upon which he signs this Agreement whichever, occurs first.):


     SHARES                        VESTING DATE                 PRICE
     ------                  ------------------------  ------------------------

     200,000                 Start Date                Base Price (the closing price on the
                                                       NYSE on Start Date, as  reported in
                                                       the Wall Street Journal)
     100,000                 Start Date + One Year     Base Price
     100,000                 Start Date + Two Years    Base Price
     100,000                 Start Date + Three Years  Base Price
     100,000                 Start Date + Four Years   Base Price

All shares of stock that are issuable upon the exercise of such options granted to

Employee shall be registered as promptly as possible with the Securities and Exchange Commission, and shall be approved for listing on the New York Stock Exchange upon notice of issuance.

          6.   DISABILITY.  If on account of any physical or mental disability
               ----------
Employee shall fail or be unable to perform all or substantially all of Employee's duties under this Agreement for a continuous period of up to six (6) months during any twelve month period during the term of this Agreement, Employee shall be entitled to his or her full compensation and benefits as set forth in this Agreement. If Employee's disability continues after such six (6) month period, this Agreement is subject to termination pursuant to the provisions of Section 8(e) hereof.

          7.  NONCOMPETITION.
              --------------

          (a) Other Business.  To the fullest extent permitted by law, Employee
              --------------
agrees that during the term of this Agreement Employee will not, directly or indirectly (whether as agent, consultant, holder of a beneficial interest, creditor, or in any other capacity), engage in any business or venture which engages directly or indirectly in competition with the business of the Company, or have any interest in any person, firm, corporation, or venture which engages directly or indirectly in competition with the business of the Company. For purposes of this section, and by way of example, the ownership of the common stock of American Brands, parent corporation of Titleist, would be a violation of this subsection, while the ownership of interests in a broadly based mutual fund that holds the common stock of American Brands would not.

          (b) Other Employees.  Except as may be required in the performance of
              ---------------
his or her duties hereunder, Employee shall not cause or induce, or attempt to cause or induce, any person now or hereafter employed by the Company, or any subsidiary, to terminate such employment, nor shall Employee directly or indirectly employ any person who is now or hereafter employed by the Company for a period of one (1) year from the date such person ceases to be employed by the Company.

          (c) Suppliers.  During the term of this Agreement, and for one (1)
              ---------
year thereafter, Employee shall not cause or induce, or attempt to cause or induce, any person or firm supplying goods, services or credit to the Company to diminish or cease furnishing such goods, services or credit.

          (d) Conflict of Interest.  During the term of this Agreement, Employee
              --------------------
shall not engage in any conduct or enterprise that shall constitute an actual or apparent conflict of interest with respect to Employee's duties and obligations to the Company.

          8.  TERMINATION.
              -----------

          (a) Termination at the Company's Convenience.  Employee's employment
              -----------------------------------------
under this Agreement may be terminated by the Company at its convenience at any time upon giving 90 days or longer notice to Employee. In the event of a termination at the Company's convenience, Employee shall be entitled to receive
(i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to either (a) the remainder of the term of this Agreement or (b) six months, whichever is greater;
(iii) the payment of nondiscretionary bonuses pursuant to the Company's Executive Bonus Plan, as it existed on the date of termination, for a period of time equal to the greater of the remainder of the term of this Agreement or six months; (iv) the immediate vesting of all unvested stock options held by Employee that would have vested had the Employee remained employed pursuant to this Agreement for a period of time equal to the greater of the remainder of the term of this agreement or six months; (v) the continuation of all benefits and perquisites provided by Sections 5(c)(i) and (ii) hereof for a period of time equal to either (a) the remainder of the term of this Agreement or (b) six months, whichever is greater; and (vi) no other severance. At Employee's option, Employee may elect in writing up to 60 days prior to termination to receive such payments and benefits as provided by subsection (ii) of this section in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination.

          (b) Termination at Employee's Convenience.  Employee's employment
              --------------------------------------
under this Agreement may be terminated immediately by Employee at his or her convenience at any time. In the event of a termination at the Employee's convenience, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; (ii) severance pay equal to the nondiscretionary cash bonus Employee would have earned under the then existing Executive Bonus Plan in the fiscal year in which Employee's employment is terminated, prorated in accordance with the number of days in such fiscal year that elapsed prior to Employee's termination and payable at the same time and under the same terms and conditions as any other nondiscretionary bonuses paid to officers in that fiscal year; and (iii) no other severance.

          (c) Termination by the Company for Substantial Cause.  Employee's
              -------------------------------------------------
employment under this Agreement may be terminated immediately by the Company for substantial cause at any time. In the event of a termination by the Company for substantial cause, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; (ii) severance pay equal to the nondiscretionary cash bonus Employee would have earned under the then existing Executive Bonus Plan in the fiscal year in which Employee's employment is terminated, prorated in accordance with the number of days in such fiscal year that elapsed prior to Employee's termination and payable at the same time and under the same terms and conditions as any other nondiscretionary bonuses paid to officers in that fiscal year; and (iii) no other severance.
"Substantial cause" shall mean for purposes of this subsection breach of this Agreement, or misconduct, including but not limited to, dishonesty, theft, use or possession of drugs or alcohol during work and/or felony criminal conduct.

          (d) Termination by Employee for Substantial Cause.  Employee's
              ----------------------------------------------
employment under this Agreement may be terminated immediately by Employee for substantial cause at any time. In the event of a termination by Employee for substantial cause, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to the greater of the remainder of the term of this Agreement or six months; (iii) the payment of nondiscretionary bonuses pursuant to the Company's Executive Bonus Plan, as it existed on the date of termination, for a period of time equal to the greater of the remainder of the term of this Agreement or six months; (iv) the immediate vesting of all unvested stock options held by Employee that would have vested had the Employee remained employed pursuant to this Agreement for a period of time equal to the greater of the remainder of the term of this agreement or six months; (v) the continuation of all benefits and perquisites provided by Sections 5(c)(i) and
(ii) hereof for a period of time equal to the greater of the remainder of the term of this Agreement or six months; and (vi) no other severance. At Employee's option, Employee may elect in writing up to 60 days prior to termination to receive such payments and benefits as provided by subsection (ii) of this subsection in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination. "Substantial cause" shall mean for purposes of this subsection a material breach of this Agreement by the Company or a change in Employee's position or title to a status that is lower in standing than that of Senior Executive Vice President of the Company or President of a subsidiary or division of the Company.

          (e) Termination Due to Permanent Disability.  Subject to all
              ----------------------------------------
applicable laws, Employee's employment under this Agreement may be terminated immediately by the Company in the event Employee becomes permanently disabled. In the event of a termination by the Company due to Employee's permanent disability, Employee shall be entitled to (i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to the greater of the remainder of the term of this Agreement or six months; (iii) severance pay equal to the nondiscretionary cash bonus Employee would have earned under the then existing Executive Bonus Plan in the fiscal year in which Employee's employment is terminated, prorated in accordance with the number of days in such fiscal year that elapsed prior to Employee's termination and payable at the same time and under the same terms and conditions as any other nondiscretionary bonuses paid to officers in that fiscal year; (iv) the immediate vesting of outstanding but unvested stock options held by

Employee as of such termination date in a prorated amount based upon the number of days in the option vesting period that elapsed prior to Employee's termination; (v) the continuation of all benefits and perquisites provided by
Section 5(c)(i) and (ii) hereof for a period of time equal to the greater of the remainder of the term of this Agreement or six months; and (vi) no other severance. Termination under this subsection shall be effective immediately upon the date the Board of Directors of the Company formally resolves that Employee is permanently disabled. Subject to all applicable laws, "permanent disability" shall mean the inability of Employee, by reason of any ailment or illness, or physical or mental condition, to devote substantially all of his or her time during normal business hours to the daily performance of Employee's duties as required under this Agreement for a continuous period of six (6) months, as reflected in the opinions of three qualified physicians, one of which has been selected by the Company, one of which has been selected by Employee, and one of which has been selected by the other two physicians, jointly. At Employee's option, Employee may elect in writing up to 60 days prior to termination to receive such payments and benefits as provided by subsection (ii) of this section in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination.

          (f) Termination Due to Death.  Employee's employment under this
              -------------------------
Agreement may be terminated immediately by the Company in the event of Employee's death. In the event of a termination by the Company due to Employee's death, Employee's estate shall be entitled to (i) any compensation accrued and unpaid as of the date of termination; (ii) the continued payment of base salary at the same rate and on the same schedule as in effect at the time of termination for a period of time equal to the greater of the remainder of the term of this Agreement or six months; (iii) severance pay equal to the nondiscretionary cash bonus Employee would have earned under the then existing Executive Bonus Plan in the fiscal year in which Employee's employment is terminated, prorated in accordance with the number of days in such fiscal year that elapsed prior to Employee's termination and payable at the same time and under the same terms and conditions as any other nondiscretionary bonuses paid to officers in that fiscal year; (iv) the immediate vesting of outstanding but unvested stock options held by Employee as of such termination date in a prorated amount based upon the number of days in the option vesting period that elapsed prior to Employee's termination; and (v) no other severance. At Employee's option, Employee may elect in writing at least 60 days prior to termination to receive such payments and benefits as provided by subsection (ii) of this section in a lump sum payment representing all future payments due, discounted to their then present value at the prevailing major bank prime rate as of the date of termination.

          (g) Unless otherwise provided, any severance payments or other amounts due pursuant to this Section 8 shall be paid in cash within thirty (30) days of termination. Any severance payments shall be subject to usual and customary employee payroll practices and all applicable withholding requirements. Except for such severance pay and other amounts specifically provided pursuant to this
Section 8,

Employee shall not be entitled to any further compensation, bonus, damages, restitution, relocation benefits, or other severance benefits upon termination of employment during the term of this Agreement. The amounts payable to Employee pursuant to this Section 8 shall not be treated as damages, but as severance compensation to which Employee is entitled by reason of termination of employment under the applicable circumstances. The Company shall not be entitled to set off against the amounts payable to Employee hereunder any amounts earned by Employee in other employment after termination of his or her employment with the Company pursuant to this Agreement, or any amounts which might have been earned by Employee in other employment had Employee sought such other employment. The provisions of this Section 8 shall not limit Employee's rights under or pursuant to any other agreement or understanding with the Company or with Employee's participation in, or terminating distributions and vested rights under, any pension, profit sharing, insurance or other employee benefit plan of the Company to which Employee is entitled pursuant to the terms of such plan.

          (h) Termination By Mutual Agreement of the Parties.  Employee's
              ----------------------------------------------
employment pursuant to this Agreement may be terminated at any time upon the mutual agreement in writing of the parties. Any such termination of employment shall have the consequences specified in such agreement.

          (i) Pre-Termination Rights.  The Company shall have the right, at its
              ----------------------
option, to relieve Employee of his or her duties and/or to require Employee to vacate his or her office or otherwise remain off the Company's premises prior to the effective date of termination as determined above, and to cease any and all activities on the Company's behalf.

          9.  RIGHTS UPON A CHANGE IN CONTROL.
              -------------------------------

          (a) If a Change in Control (as defined in Exhibit A hereto) occurs before the termination of Employee's employment hereunder, then this Agreement shall be extended (the "Extended Employment Agreement") in the same form and substance as in effect immediately prior to the Change in Control, except that the termination date shall be that date which would permit the Extended Employment Agreement to continue in effect for an additional period of time equal to the full term of this Agreement.

          (b) Notwithstanding anything in this Agreement to the contrary, if upon or at any time within one year following any Change in Control that occurs during the term of this Agreement there is a Termination Event (as defined below), Employee shall be treated as if he or she had been terminated for the convenience of the Company and Employee shall be entitled to receive the same compensation and other benefits and entitlements as are described in Section 8(a) of this Agreement. Furthermore, the termination events and consequences described in Section 8 shall continue to apply during the term of the Extended Employment Agreement except that, in the event of a conflict between Section 8 and the rights of Employee described in this Section 9, the provisions of this Section 9 shall govern.

          (c) A "Termination Event" shall mean the occurrence of any one or more of the following, and in the absence of the Employee's permanent disability (defined in Sections 6 and 8(e)), Employee's death, and any of the factors enumerated in Section 8(c) as providing to the Company "substantial cause" for terminating Employee's employment:

          (i) the termination or material breach of this Agreement by the Company;

          (ii) a failure by the Company to obtain the assumption of this Agreement by any successor to the Company or any assignee of all or substantially all of the Company's assets;

          (iii) any material diminishment in the title, position, duties, responsibilities or status that Employee had with the Company, as a publicly traded entity, immediately prior to the Change in Control;

          (iv) any reduction, limitation or failure to pay or provide any of the compensation, reimbursable expenses, stock options, incentive programs, or other benefits or perquisites provided to Employee under the terms of this Agreement or any other agreement or understanding between the Company and Employee, or pursuant to the Company's policies and past practices as of the date immediately prior to the Change in Control; or

          (v) any requirement that Employee relocate or any assignment to Employee of duties that would make it unreasonably difficult for Employee to maintain the principal residence he or she had immediately prior to the Change in Control.

          10.  SURRENDER OF BOOKS AND RECORDS.  Employee agrees that upon
               ------------------------------
termination of employment in any manner, Employee will immediately surrender to the Company all lists, books and records of or connected with the business of the Company, and all other properties belonging to the Company, it being distinctly understood that all such lists, books, records and other documents are the property of the Company.

          11.  GENERAL RELATIONSHIP.  Employee shall be considered an employee
               --------------------
of the Company within the meaning of all federal, state and local laws and regulations, including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

          12.  PROPRIETARY INFORMATION.
               -----------------------

          (a) Employee agrees that any trade secret or proprietary information of the Company to which Employee has become privy or may become privy to as a result of his or her employment with the Company shall not be divulged or disclosed to any other party (including, without limit, any person or entity with whom or in whom Employee has a business interest) without the express written consent of the Company, except as otherwise required by law. In addition, Employee agrees to use such information only during the term of this Agreement and only in a manner which is consistent with the purposes of this Agreement. In the event Employee believes that he or she is legally required to disclose any trade secret or proprietary information of the Company, Employee shall give reasonable notice to the Company prior to disclosing such information and shall take such legally permissible steps as are reasonably necessary to protect such Company trade secrets or proprietary information, including but not limited to, seeking orders from a court of competent jurisdiction preventing disclosure or limiting disclosure of such information beyond that which is legally required. The Company shall reimburse Employee for reasonable legal expenses incurred in seeking said orders.

          (b) Except as otherwise required by law, Employee shall hold in confidence all trade secret and proprietary information received from the Company until such information is available to the public generally or to the Company's competitors through no unauthorized act or fault of Employee. Upon termination of this Agreement, Employee shall promptly return any written proprietary information in his or her possession to the Company.

          (c) As used in this Agreement, "trade secret and proprietary information" means information, whether written or oral, not generally available to the public; it includes the concepts and ideas involved in the Company's products whether patentable or not; and includes, but is not limited to, the processes, formulae, and techniques disclosed by the Company to Employee or observed by Employee. It does not include:

             (i) Information, which at the time of disclosure, had been previously published.

             (ii) Information which is published after disclosure, unless such publication is a breach of this Agreement or is otherwise a violation of the contractual, legal or fiduciary duties owed to the Company, which violation is known to Employee; or

             (iii) Information which, subsequent to disclosure, is obtained by Employee from a third person who is lawfully in possession of such information (which information is not acquired in violation of any contractual, legal, or fiduciary obligation owed to the Company with respect to such information, and is known by

Employee) and does not require Employee to refrain from disclosing such information to others.

          (d) The provisions of this Section 12 shall survive the termination or expiration of this Agreement, and shall be binding upon Employee in perpetuity.

          13. INVENTIONS AND INNOVATIONS.
              --------------------------

          (a) As used in this Agreement, inventions and innovations mean new ideas and improvements, whether or not patentable, relating to the design, manufacture, use or marketing of golf equipment or other products of the Company. This includes, but is not limited to, products, processes, methods of manufacture, distribution and management, sources of and uses for materials, apparatus, plans, systems and computer programs.

          (b) Employee agrees to disclose to the Chief Executive Officer and the Board of Directors of the Company any invention or innovation which he or she develops, either alone or with anyone else, during the term of Employee's employment with the Company, as well as any invention or innovation based on proprietary information of the Company which Employee develops, whether alone or with anyone else, within twelve (12) months after the termination of Employee's employment with the Company.

          (c) Employee agrees to assign any invention or innovation to the
Company:

              (i) which is developed totally or partially while Employee is employed by the Company;

              (ii) for which Employee used any of the Company's equipment, supplies, facilities or proprietary information, even if any or all of such items are relatively minor, and have little or no monetary value; or

              (iii) which results in any way from Employee's work for the Company or relates in any way to the Company's business or the Company's current or anticipated research and development.

          (d) Employee understands and agrees that the existence of any condition set forth in either (c)(i), (ii) or (iii) above is sufficient to require Employee to assign his or her inventions or innovations to the Company.

          (e) All provisions of this Agreement relating to the assignment by Employee of any invention or innovation are subject to the provisions of California Labor Code Sections 2870, 2871 and 2872.

          (f) Employee agrees that any invention or innovation which is required under the provisions of this Agreement to be assigned to the Company shall be the sole and exclusive property of the Company. Upon the Company's request, at no expense to Employee, Employee shall execute any and all proper applications for patents, assignments to the Company, and all other applicable documents, and will give testimony when and where requested to perfect the title and/or patents (both within and without the United States) in all inventions or innovations belonging to the Company.

          (g) Employee shall disclose all inventions and innovations to the Company, even if Employee does not believe that he or she is required under this Agreement, or pursuant to California Labor Code Section 2870, to assign his or her interest in such invention or innovation to the Company. If the Company and Employee disagree as to whether or not an invention or innovation is included within the terms of this Agreement, it will be the responsibility of Employee to prove that it is not included.

          14.  ASSIGNMENT.  This Agreement shall be binding upon and shall inure
               ----------
to the benefit of the parties hereto and the successors and assigns of the Company. Employee shall have no right to assign his rights, benefits, duties, obligations or other interests in this Agreement, it being understood that this Agreement is personal to Employee.

          15.  ATTORNEYS' FEES AND COSTS.  If any arbitration or other
               -------------------------
proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute or default in connection with any of its provisions, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees incurred in such action or proceeding, in addition to any relief to which such party may be deemed entitled, if, and only if, the arbitrator finds that the non-prevailing party's position, taken as a whole, was frivolous or baseless. The prevailing party in any such proceeding shall be entitled to recover from the other party the reasonable costs and expenses of any such proceeding (not including attorneys' fees).

          16.  ENTIRE UNDERSTANDING.  This Agreement sets forth the entire
               --------------------
understanding of the parties hereto with respect to the subject matter hereof, and no other representations, warranties or agreements whatsoever as to that subject matter have been made by Employee or the Company not herein contained. This Agreement shall not be modified, amended or terminated except by another instrument in writing executed by the parties hereto. This Agreement replaces and supersedes any and all prior understandings or agreements between Employee and the Company regarding employment.

          17.  NOTICES.  Any notice, request, demand, or other communication
               -------
required or permitted hereunder, shall be deemed properly given when actually received or within five (5) days of mailing by certified or registered mail, postage prepaid, to:

     Employee:      Charles Yash
                    P. O. Box 2621
                    Rancho Santa Fe, CA  92067

     Company:       Callaway Golf Company
                    2285 Rutherford Road
                    Carlsbad, California  92008-8815
                    Attn:  Donald H. Dye

or to such other address as Employee or the Company may from time to time furnish, in writing, to the other.

          18.  ARBITRATION.  Any dispute, controversy or claim arising hereunder
               -----------
or in any way related to this Agreement, its interpretation, enforceability, or applicability, or relating to Employee's employment, or the termination thereof, that cannot be resolved by mutual agreement of the parties shall be submitted to arbitration. The arbitration shall be conducted by a retired judge from the Judicial Arbitration and Mediation Service/Endispute ("JAMS") office located in Orange County, California, who shall have the powers to hear motions, control discovery, conduct hearings and otherwise do all that is necessary to resolve the matter. The arbitration award shall be final and binding, and judgment on the award may be entered in any court having jurisdiction thereof. It is expressly understood that the parties have chosen arbitration to avoid the burdens, costs and publicity of a court proceeding, and the arbitrator is expected to handle all aspects of the matter, including discovery and any hearings, in such a way as to minimize the expense, time, burden and publicity of the process, while assuring a fair and just result. In particular, the parties expect that the arbitrator will limit discovery by controlling the amount of discovery that may be taken (e.g., the number of depositions or interrogatories) and by restricting the scope of discovery to only those matters clearly relevant to the dispute.

          19. MISCELLANEOUS.
              -------------

          (a) Headings.  The headings of the several sections and paragraphs of
              --------
this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

          (b) Waiver.  Failure of either party at any time to require
              ------
performance by the other of any provision of this Agreement shall in no way affect that party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be held to be a waiver of any succeeding breach of any provision or a waiver of the provision itself.

          (c) Applicable Law.  This Agreement shall constitute a contract
              --------------
under the internal laws of the State of California and shall be governed and construed in accordance with the laws of said state as to both interpretation and performance.

          (d) Severability.  In the event any provision or provisions of this
              ------------
Agreement is or are held invalid, the remaining provisions of this Agreement shall not be affected thereby.

          20. TRADE SECRETS OF OTHERS
              -----------------------

          It is the understanding of both the Company and Employee that Employee shall not divulge to the Company any confidential information or trade secrets belonging to others, including Employee's former employers, nor shall the Company seek to elicit from Employee any such information. Consistent with the foregoing, Employee shall not provide to the Company, and the Company shall not request, any documents or copies of documents containing such information.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective the date first written above.

EMPLOYEE:                          COMPANY:
                                   CALLAWAY GOLF COMPANY,
                                   a California corporation


/s/CHARLES YASH                     By: /s/ELY CALLAWAY
- -------------------------               ---------------------------------
Charles Yash                            Ely Callaway, Chairman and CEO


                                    By: /s/DONALD H. DYE
                                        ----------------
                                        Donald H. Dye, President and COO

                                   EXHIBIT A


     A "Change in Control" means the following and shall be deemed to occur if any of the following events occurs:

     (a) Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

     (b) Individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

     (c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

          (i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

          (ii) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

     (d) Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.